Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE
June 16, 2010
INVESTOR CONTACT: Linda Eddy
703-903-3883
MEDIA CONTACT: Doug Duvall
703-903-2476

FREDDIE MAC NOTIFIES NYSE OF INTENTION TO DELIST

McLEAN, Va. — Freddie Mac (NYSE: FRE) today announced that the company has notified the New York Stock Exchange (NYSE) of its intent to delist its common stock and the 20 listed classes of its preferred stock. This notice was made pursuant to a directive by the Federal Housing Finance Agency (FHFA), Freddie Mac’s conservator, requiring Freddie Mac to delist its common and preferred securities from the NYSE. According to a press release by FHFA, the Acting Director of FHFA issued similar directives to both Freddie Mac and Fannie Mae.

In accordance with SEC rules and regulations, Freddie Mac intends to file a Form 25 (Notification of Removal from Listing under Section 12(b) of the Securities Exchange Act of 1934) on or about June 28, 2010. Freddie Mac anticipates that the delisting of its common and preferred stock from the NYSE will be effective on or about July 8, 2010, 10 days after Freddie Mac files the Form 25 with the SEC.

After the delisting of our equity securities from the NYSE, we expect that our common stock and the classes of preferred stock that were previously listed on the NYSE will be traded in the over-the-counter market and quoted on OTC Bulletin Board (OTCBB), a centralized electronic quotation service for over-the-counter securities, under a ticker symbol that has yet to be assigned. The Company expects that the common stock and the classes of preferred stock will continue to trade on OTCBB so long as market makers demonstrate an interest in trading in the common and preferred stock.

The transition to the OTCBB will not affect the company’s obligation to file periodic and certain other reports with the SEC under applicable federal securities laws.

Certain statements in this news release may be considered forward-looking statements within the meaning of the federal securities laws, including those relating to our intention to take steps to cause the company to be delisted from the NYSE by filing a Form 25, and the expectation that our common stock and classes of preferred stock previously listed on the NYSE will continue to be traded in the over-the-counter market and quoted on the OTCBB. Although Freddie Mac believes that the expectations set forth in these statements are based upon reasonable assumptions, future conditions and events may differ materially from what is indicated in any forward-looking statements. Factors that could cause actual conditions or events to differ materially from those described in these forward-looking statements include, but are not limited to legislative or other governmental actions relating to our business or the financial markets; our ability to manage our business to a positive net worth; adverse effects from activities we undertake to support the mortgage market and help borrowers; the investment by Treasury and its effect on our business; changes in the structure and regulation of the financial services industry, including government efforts to improve economic conditions; the conservatorship and its effect on our business (including our business strategies and practices); the depth and duration of weakness in the housing market and economic conditions, including the extent of home price declines and unemployment rates; the level and volatility of interest rates and credit spreads; the accuracy of subjective estimates used in critical accounting policies; and other factors described in Freddie Mac’s quarterly report on Form 10-Q for the quarter ended March 31, 2010, and Freddie Mac’s annual report on Form 10-K for the year ended December 31, 2009, including the “Risk Factors” and “Forward-Looking Statements” sections of these reports.

Freddie Mac was established by Congress in 1970 to provide liquidity, stability and affordability to the nation’s residential mortgage markets. Freddie Mac supports communities across the nation by providing mortgage capital to lenders. Over the years, Freddie Mac has made home possible for one in six homebuyers and more than five million renters. www.FreddieMac.com

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